Exhibit 32.2

Certification
Pursuant to 18 United States Code § 1350

In connection with the annual report of Modine Manufacturing Company (the “Company”) on Form 10-K for the fiscal year ended March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Bradley C. Richardson, Executive Vice President, Finance and Chief Financial Officer of the Company certify, pursuant to 18 U.S.C. § 1350, that, to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: June 14, 2006

/s/ Bradley C. Richardson
Bradley C. Richardson
Executive Vice President, Finance and Chief Financial Officer

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.